Exhibit 99.1

          Parkway Properties, Inc. Reports 2004 Second Quarter Results

    JACKSON, Miss., Aug. 2 /PRNewswire-FirstCall/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its second quarter ended June 30, 2004.
    (LOGO:  http://www.newscom.com/cgi-bin/prnh/20030513/PARKLOGO )
    Consolidated Financial Results

     - Net income available to common shareholders for the three months ended June 30, 2004 was $4,395,000 ($.39 per diluted share) compared to $7,523,000 ($.72 per diluted share) for the three months ended June 30, 2003. Net income available to common shareholders for the six months ended June 30, 2004 was $8,516,000 ($.76 per diluted share) compared to $13,623,000 ($1.36 per diluted share) for the six months ended June 30, 2003. A gain on a note receivable of $774,000 was included in net income available to common stockholders for the six months ended
       June 30, 2004. Gains on the sale of joint venture interests and real estate of $4,545,000 and $5,641,000 were included in net income available to common stockholders for the three months and six months ended June 30, 2003, respectively. Additionally, a $2,619,000 non-cash adjustment for original issue costs related to the redemption of Series A Preferred Stock was recorded in the second quarter of 2003. The Series A Preferred Stock was originally issued in April of 1998.

     - Funds from operations ("FFO") applicable to common shareholders totaled $13,086,000 ($1.10 per diluted share) for the three months ended
       June 30, 2004 compared to $10,466,000 ($.95 per diluted share) for the three months ended June 30, 2003. FFO totaled $25,218,000 ($2.14 per diluted share) for the six months ended June 30, 2004 compared to $23,231,000 ($2.16 per diluted share) for the six months ended June 30, 2003. A non-recurring gain on a note receivable of $774,000 ($.06 per diluted share) and a prepayment premium on early extinguishment of debt of $271,000 ($.02 per diluted share) were included in FFO for the six months ending June 30, 2004. A non-cash adjustment for original issue costs related to the redemption of Series A Preferred Stock of $2,619,000 ($.21 per diluted share) and a gain on the sale of land of $362,000 ($.03 per diluted share) were included in FFO for the three months and six months ending June 30, 2003. A reconciliation of FFO to net income is included in this press release.

     - Funds available for distribution ("FAD") totaled $4,894,000 for the three months ended June 30, 2004 compared to $4,479,000 for the three months ended June 30, 2003. FAD totaled $13,801,000 for the six months ended June 30, 2004 compared to $10,842,000 for the six months ended June 30, 2003. A reconciliation of FAD to net income is included in this press release.

    Acquisitions

     - As previously reported, on April 2, 2004 the Company purchased Capital City Plaza, a 410,000 square-foot, 17-story Class A office building in the Buckhead submarket of Atlanta, Georgia for $76.3 million plus
       $2.3 million in closing costs and anticipated capital expenditures and leasing costs during the first two years of ownership.

    Operations and Leasing

     - Parkway's customer retention rate for the three months ending June 30, 2004 was 71% compared to 69% for the quarter ending March 31, 2004 and 66% for the quarter ending June 30, 2003. Customer retention for the six months ending June 30, 2004 was 70% compared to 69% for the six months ending June 30, 2003.

     - As of July 1, 2004, occupancy of the office portfolio was 89.7% compared to 88.4% as of April 1, 2004 and 91.8% as of July 1, 2003. Not included in the July 1, 2004 occupancy rate are 31 signed leases totaling 244,000 square feet, which commence during the third and fourth quarters of 2004 and first quarter of 2005. After adjusting for the additional leasing, the percentage leased would increase to 91.8%.

     - During the quarter ending June 30, 2004, leases were renewed or expanded on 336,000 net rentable square feet at an average rental rate decrease of 7.95% and a cost of $1.45 per square foot per year of the lease term in committed tenant improvements and leasing commissions. New leases were signed during the quarter on 171,000 net rentable square feet at a cost of $2.05 per square foot per year of the lease term in committed tenant improvements and leasing commissions. During the six months ending June 30, 2004, leases were renewed or expanded on 689,000 net rentable square feet at an average cost of $1.62 per square foot per year of the lease term in committed tenant improvements and leasing commissions. New leases were signed during the six months on 520,000 net rentable square feet at an average cost of $2.99 per square foot per year of the lease term in committed tenant improvements and leasing commissions.

     - Same store assets produced a decrease in net operating income ("NOI") of $1,491,000 or 8.1% for the three months ended June 30, 2004 compared to the same period of the prior year. Without the impact of straight line rents, the decrease in same store results for the second quarter of 2004 would have been 7.8%. Approximately 95% of the decrease in same store results for the three months ended June 30, 2004 compared to the same period of 2003 was due to lower revenues. The primary drivers of the decline were a decrease in same store occupancy from 91.3% to 88.7%. The largest occupancy losses were a 156,000 square-foot WorldCom lease and a 137,000 square-foot lease to Burlington Industries. Each of these move-outs occurred on December 31, 2003 and the space has since been re-leased.

     - During the quarter Parkway was recognized as one of the Top 25 "Best Small Companies to Work for in America" by the Society of Human Resource Management, the world's largest human resource organization.

    Capital Markets and Financing

     - The Company's previously announced cash dividend of $.65 per share for the quarter ended June 30, 2004 represents a payout of approximately 59.1% of FFO per diluted share. The second quarter dividend was paid on June 30, 2004 and equates to an annualized dividend of $2.60 per share, a yield of 5.9% on the closing stock price on July 30, 2004 of $43.90. This dividend is the 71st consecutive quarterly distribution to Parkway's shareholders of common stock.

     - As of June 30, 2004 the Company's debt-to-total market capitalization ratio was 43.2% compared to 40.6% as of March 31, 2004.

     - On May 26, 2004 the Company closed two non-recourse first mortgages totaling $28,950,000, which were secured by two properties. The mortgages are interest only in years one and two, have a fixed interest rate of 4.39% with a 7-year term and a 25-year amortization. Proceeds from the mortgages were used to reduce amounts outstanding under the Company's lines of credit.

     - Through the Company's Dividend Reinvestment and Stock Purchase Plan ("DRIP Plan"), 287,652 common shares were issued during second quarter 2004. Net proceeds received on the issuance of shares were $11,120,000, which equates to an average per share price of $38.66, which is net of a 2.3% discount. Proceeds from the issuance were used to reduce amounts outstanding under the Company's lines of credit.

     - To protect against the potential for rapidly rising interest rates, the Company entered into two interest rate swap agreements in May. The first interest rate swap is for a $40 million notional amount and fixes the 30-day LIBOR interest rate at 3.53% for the period January 1, 2005 through June 30, 2006. The second agreement is for a $20 million notional amount and fixes the 30-day LIBOR interest rate at 3.18% for the period January 1, 2005 through December 31, 2005.

     - In connection with the purchase of the Capital City Plaza in Atlanta, Georgia on April 2, 2004, Parkway assumed a $44 million fixed rate, non-recourse mortgage, which matures in September 2008 and bears interest at 6.75%. In accordance with generally accepted accounting principles, the mortgage was recorded at $49 million to reflect the fair value of the financial instrument based on the rate of 3.7% on the date of purchase. Parkway also issued $15.5 million in preferred membership interests to the seller as part of the purchase. The preferred membership interests pay the seller a 7% coupon rate.

    Outlook for 2004

    The Company is forecasting FFO per diluted share of $4.31 to $4.37 and earnings per diluted share ("EPS") of $1.47 to $1.53 for 2004. The reconciliation of forecasted earnings per diluted share to forecasted FFO per diluted share is as follows:


    Guidance for 2004                                 Range
    Fully diluted EPS                             $1.47 - $1.53
    Plus: Real estate depreciation
     and amortization                             $2.51 - $2.51
    Plus: Depreciation on unconsolidated
     joint ventures                               $0.17 - $0.18
    Plus: Diluted share adjustment for
     convertible preferred                        $0.21 - $0.20
    Less: Minority interest depreciation
     and amortization                            ($0.05 - $0.05)

    Fully diluted FFO per share                   $4.31 - $4.37

    The following assumptions were used in making this forecast for the 6 months:

     - Occupancy in the range of 87% to 92%, with average occupancy of 89%;

     - Annual same store net operating income decline in the range of 7% to 9%;

     - Average interest rate of 3% on non-hedged, floating rate debt;

     - No equity offerings beyond the 11.3 million common shares outstanding today;

     - Included in our forecast are lease termination fees received of $850,000 in third quarter. This termination is necessary to make room for Louisiana-Pacific's 78,000 square foot relocation to Bank of America Plaza in Nashville.

     - Acquiring for $47 million a 287,000 square foot office property at a 9.7% cap rate in early fourth quarter 2004. This acquisition also includes an assumption of a $34 million mortgage.

    The midpoint of our guidance is down $.06 per share or 1.5% from last quarter. The primary drivers of the decline were a 1.5% increase in weighted average outstanding shares; timing delays for occupancy on a new lease and implementing Sarbanes-Oxley and Section 404.

    Steven G. Rogers, President and Chief Executive Officer stated, "The significant job creation reported since our last call is filtering into our portfolio. This, plus our focus on customer retention and backfilling vacancies, is paying off as evidenced by the 1.3% occupancy increase and the 1% increase in percentage leased."

    Additional Information

    January 1, 2003 marked the beginning of Parkway's VALUE(2) Operating Plan, which will span the three-year period ending December 31, 2005. This plan reflects the employees' commitment to create Value for its shareholders while holding firm to the core Values as espoused in the Parkway Commitment to Excellence. The Company plans to create value by Venturing with best partners, Asset recycling, Leverage neutral growth, Uncompromising focus on operations, and providing an Equity return to its shareholders that is 10% greater than that of its peer group, the NAREIT Office Index. Equity return is defined as growth in FFO per diluted share.

    Parkway will conduct a conference call to discuss the results of its second quarter operations on Tuesday, August 3, 2004, at 9:00 a.m. ET. The number for the conference call is 800-474-8920. A taped replay of the call can be accessed 24 hours a day through August 13, 2004 by dialing 888-203-1112 and using the pass code of 555836. An audio replay will be archived and indexed in the investor relations section of Parkway's website at http://www.pky.com . A copy of the Company's 2004 second quarter supplemental financial and property information package is available by accessing the Company's website, emailing your request to rjordan@pky.com or calling Rita Jordan at 601-948-4091. Please participate in the visual portion of the conference call by accessing the Company's website and clicking on the "2Q Call" Icon. By clicking on topics in the left margin, you can follow visual representations of the presentation.

    Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's second quarter 2004 Supplemental Operating and Financial Data, which includes a reconciliation of GAAP to Non-GAAP financial measures, will be available on the Company's website prior to the start of the conference call.

    About Parkway Properties

    Parkway Properties, Inc. is a self-administered real estate investment trust specializing in the operations, acquisition, ownership, management, and leasing of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 61 office properties located in 11 states with an aggregate of approximately 11,273,000 square feet of leasable space as of August 2, 2004. The Company also offers fee based real estate services through its wholly owned subsidiary, Parkway Realty Services.

    Certain statements in this release that are not in the present tense or discuss the Company's expectations (including the use of the words anticipate, forecast or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the risks associated with the ownership of real property; and other risks and uncertainties detailed from time to time on the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.

                          PARKWAY PROPERTIES, INC.
                         CONSOLIDATED BALANCE SHEETS
                      (In thousands, except share data)

                                                June 30       December 31
                                                  2004            2003
                                              (Unaudited)
    Assets
    Real estate related investments:
      Office and parking properties             $990,733        $844,168
      Parking development                            302             -
      Accumulated depreciation                  (131,679)       (115,473)
                                                 859,356         728,695

      Land available for sale                      3,528           3,528
      Note receivable from Moore Building
       Associates LP                                 -             5,926
      Mortgage loans                                 -               861
      Investment in unconsolidated joint
       ventures                                   19,997          20,026
                                                 882,881         759,036

    Interest, rents receivable and other
     assets                                       45,153          42,804
    Cash and cash equivalents                      1,742             468
                                                $929,776        $802,308

    Liabilities
    Notes payable to banks                      $129,161        $110,075
    Mortgage notes payable without
     recourse                                    326,315         247,190
    Accounts payable and other
     liabilities                                  38,458          37,022
                                                 493,934         394,287

    Minority Interest
    Minority Interest - unit holders                  40              41
    Minority Interest - real estate
     partnerships                                  3,774             -
                                                   3,814              41

    Stockholders' Equity
    8.34% Series B Cumulative Convertible
     Preferred stock, $.001 par value,
     2,142,857 shares authorized, 1,867,857
     and 1,942,857 shares issued and
     outstanding in 2004 and 2003,
     respectively                                 65,375          68,000
    8.00% Series D Preferred stock, $.001
     par value, 2,400,000 shares authorized,
     issued and outstanding                       57,976          57,976
    Preferred membership interests                15,491             -
    Common stock, $.001 par value,
     65,057,143 shares authorized,
     11,278,470 and 10,808,131 shares
     issued and outstanding in 2004 and
     2003, respectively                               11              11
    Common stock held in trust, at cost,
     130,000 and 128,000 shares in 2004
     and 2003, respectively                       (4,400)         (4,321)
    Additional paid-in capital                   269,304         252,695
    Unearned compensation                         (4,241)         (4,634)
    Accumulated other comprehensive
     income                                          166             -
    Retained earnings                             32,346          38,253
                                                 432,028         407,980
                                                $929,776        $802,308


                            PARKWAY PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                      Three Months Ended
                                                           June 30
                                                   2004              2003
                                                         (Unaudited)

    Revenues
    Income from office and parking
     properties                                    $40,224           $35,162
    Management company income                          431               681
    Interest on note receivable from
     Moore Building Associates LP                      -                 204
    Incentive management fee from Moore
     Building Associates LP                            -                  87
    Other income and deferred gains                      3               281
                                                    40,658            36,415

    Expenses
    Office and parking properties:
      Operating expense                             18,574            15,817
      Interest expense:
        Contractual                                  4,805             4,056
        Amortization of loan costs                     159                75
      Depreciation and amortization                  8,290             6,598
    Operating expense for other real
     estate properties                                  10                10
    Interest expense on bank notes:
        Contractual                                    930               494
        Amortization of loan costs                     103               187
    Management company expenses                         96               175
    General and administrative                         933               962
                                                    33,900            28,374

    Income before equity in earnings,
     gain and minority interest                      6,758             8,041
    Equity in earnings of unconsolidated
     joint ventures                                    367               623
    Gain on sale of joint venture
     interests and real estate                           -             4,545
    Minority interest - unit holders                    (1)                -
    Minority interest - real estate
     partnerships                                      101                 -

    Net Income                                       7,225            13,209
    Original issue costs associated with
     redemption of preferred stock                     -              (2,619)
    Dividends on preferred stock                    (1,467)           (1,503)
    Dividends on convertible preferred
     stock                                          (1,363)           (1,564)
    Net income available to common
     stockholders                                   $4,395            $7,523

    Net income per common share:
      Basic                                          $0.40             $0.74
      Diluted                                        $0.39             $0.72

    Dividends per common share                       $0.65             $0.65

    Weighted average shares outstanding:
      Basic                                         11,085            10,224
      Diluted                                       11,258            10,457


                            PARKWAY PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                       Six Months Ended
                                                           June 30
                                                    2004              2003
                                                         (Unaudited)

    Revenues
    Income from office and parking
     properties                                    $77,131           $72,219
    Management company income                          837             1,142
    Interest on note receivable from
     Moore Building Associates LP                      -                 406
    Incentive management fee from Moore
     Building Associates LP                            -                 155
    Other income and deferred gains                     17               487
                                                    77,985            74,409

    Expenses
    Office and parking properties:
      Operating expense                             36,143            32,379
      Interest expense:
        Contractual                                  9,317             8,026
        Prepayment expenses                            271                 -
        Amortization of loan costs                     248               132
      Depreciation and amortization                 15,919            13,952
    Operating expense for other real
     estate properties                                  20                21
    Interest expense on bank notes:
      Contractual                                    1,764             1,523
      Amortization of loan costs                       215               364
    Management company expenses                        172               241
    General and administrative                       1,967             2,144
                                                    66,036            58,781

    Income before equity in earnings,
     gain and minority interest                     11,949            15,628
    Equity in earnings of unconsolidated
     joint ventures                                  1,110             1,054
    Gain on note receivable, sale of
     joint venture interests and real
     estate                                            774             5,641
    Minority interest - unit holders                    (1)               (1)
    Minority interest - real estate
     partnerships                                      123                 -

    Net Income                                      13,955            22,322
    Original issue costs associated with
     redemption of preferred stock                     -              (2,619)
    Dividends on preferred stock                    (2,667)           (2,952)
    Dividends on convertible preferred
     stock                                          (2,772)           (3,128)
    Net income available to common
     stockholders                                   $8,516           $13,623

    Net income per common share:
      Basic                                          $0.78             $1.38
      Diluted                                        $0.76             $1.36

    Dividends per common share                       $1.30             $1.30

    Weighted average shares outstanding:
      Basic                                         10,974             9,839
      Diluted                                       11,178            10,039


                             PARKWAY PROPERTIES, INC.
                   RECONCILIATION OF FUNDS FROM OPERATIONS AND
                  FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
         FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                      (In thousands, except per share data)

                                          Three Months Ended Six Months Ended
                                               June 30           June 30
                                            2004     2003     2004     2003
                                             (Unaudited)       (Unaudited)

    Net Income                              $7,225  $13,209  $13,955  $22,322

    Adjustments to Net Income:
      Preferred Dividends                   (1,467)  (1,503)  (2,667)  (2,952)
      Convertible Preferred Dividends       (1,363)  (1,564)  (2,772)  (3,128)
      Original Issue Costs - Redemption of
       Preferred Stock                           -   (2,619)       -   (2,619)
      Depreciation and Amortization          8,290    6,598   15,919   13,952
      Minority Interest Depreciation and
       Amortization                           (164)       -     (326)       -
      Adjustments for Unconsolidated Joint
       Ventures                                565      529    1,108      938
      Amortization of Deferred Gains             -       (1)       -       (4)
      Minority Interest - Unit Holders           -        -        1        1
      Gain on Sale of Joint Venture
       Interests and Real Estate                 -   (4,183)       -   (5,279)
    Funds From Operations Applicable to
     Common Shareholders (1)               $13,086  $10,466  $25,218  $23,231


    Funds Available for Distribution
      Funds From Operations Applicable to
       Common Shareholders                 $13,086  $10,466  $25,218  $23,231
      Add (Deduct) :
      Adjustments for Unconsolidated Joint
       Ventures                               (664)  (1,191)  (1,084)  (1,637)
      Adjustments for Minority Interest in
       Real Estate Partnerships                 39        -       78        -
      Straight-line Rents                     (606)    (513)    (911)  (1,029)
      Amortization of Above/Below Market
       Leases                                   55        -      131        -
      Amortization of Restricted Shares and
       Share Equivalents                       196      332      393      332
      Capital Expenditures:
        Building Improvements               (1,387)    (992)  (1,863)  (2,734)
        Tenant Improvements - New Leases    (3,927)  (2,028)  (4,527)  (3,071)
        Tenant Improvements - Renewal Leases  (730)  (1,057)  (1,304)  (2,805)
        Leasing Costs - New Leases            (776)    (273)  (1,572)    (495)
        Leasing Costs - Renewal Leases        (392)    (265)    (758)    (950)
    Funds Available for Distribution (1)    $4,894   $4,479  $13,801  $10,842

    Diluted Per Common Share/Unit
     Information (**)
      FFO per share                          $1.10    $0.95    $2.14    $2.16
      Dividends paid                         $0.65    $0.65    $1.30    $1.30
      Dividend payout ratio for FFO         59.06%   68.09%   60.74%   60.08%
      Weighted average shares/units
       outstanding                          13,128   12,602   13,077   12,183

    Other Supplemental Information
      Upgrades on Acquisitions              $2,125   $2,203   $3,960   $2,688
      Gain on Note Receivable and Land        $-       $362     $774     $362

    **Information for Diluted
     Computations:
       Convertible Preferred Dividends $1,363 $1,564 $2,772 $3,128 Basic Common Shares/Units
        Outstanding                         11,086   10,226   10,976    9,840
       Convertible Preferred Shares
        Outstanding                          1,868    2,143    1,898    2,143
       Dilutive Effect of Stock Options,
        Warrants and Deferred Share Units      173      233      203      200

    (1) Funds from operations ("FFO") applicable to common shareholders and funds available for distribution ("FAD") are included herein because we believe that these measures are helpful to investors and our management as measures of the performance of an equity REIT. These measures, along with cash flow from operating, financing and investing activities, provide investors with an indication of our ability to incur and service debt, to pay dividends, to make capital expenditures and to fund other cash needs.

         Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

         There is not a standard definition established for FAD. Therefore, our measure of FAD may not be comparable to FAD reported by other REITs. We define FAD as FFO, excluding the amortization of restricted shares, amortization of above/below market leases and straight line rent adjustments, and reduced by non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.


                             PARKWAY PROPERTIES, INC.
                    CALCULATION OF EBITDA AND COVERAGE RATIOS
         FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003
                                  (In thousands)

                                          Three Months Ended Six Months Ended
                                               June 30           June 30
                                            2004     2003     2004     2003
                                             (Unaudited)       (Unaudited)

    Net Income                              $7,225  $13,209  $13,955  $22,322

    Adjustments to Net Income:
      Interest Expense                       5,735    4,550   11,081    9,549
      Amortization of Financing Costs          262      262      463      496
      Prepayment Expenses - Early
      Extinguishment of Debt                   -        -        271      -
      Depreciation and Amortization          8,290    6,598   15,919   13,952
      Amortization of Deferred Compensation    196      332      393      332
      Gain on Note Receivable, Sale of Joint
       Venture Interests and Real Estate       -     (4,545)    (774)  (5,641)
      Tax Expenses                             -         48      -         88
      EBITDA Adjustments - Unconsolidated
       Joint Ventures                        1,442    1,400    2,868    2,564
      EBITDA Adjustments - Minority Interest
       in Real Estate Partnerships            (439)     -       (975)     -
    EBITDA (1)                             $22,711  $21,854  $43,201  $43,662

    Interest Coverage Ratio:
    EBITDA                                 $22,711  $21,854  $43,201  $43,662

    Interest Expense:
      Interest Expense                      $5,735   $4,550  $11,081   $9,549
      Interest Expense - Unconsolidated
       Joint Ventures                          714      708    1,439    1,317
      Interest Expense - Minority Interest
       in Real Estate Partnerships            (268)     -       (637)     -
    Total Interest Expense                  $6,181   $5,258  $11,883  $10,866

    Interest Coverage Ratio                   3.67     4.16     3.64     4.02

    Fixed Charge Coverage Ratio:
    EBITDA                                 $22,711  $21,854  $43,201  $43,662

    Fixed Charges:
      Interest Expense                      $6,181   $5,258  $11,883  $10,866
      Preferred Dividends                    2,830    3,067    5,439    6,080
      Preferred Distributions -
       Unconsolidated Joint Ventures           126      125      247      253
      Principal Payments (Excluding Early
       Extinguishment of Debt)               2,968    2,987    5,818    5,692
      Principal Payments - Unconsolidated
       Joint Ventures                          157      141      311      277
      Principal Payments - Minority Interest
       in Real Estate Partnerships            (101)     -       (230)     -
    Total Fixed Charges                    $12,161  $11,578  $23,468  $23,168

    Fixed Charge Coverage Ratio               1.87     1.89     1.84     1.88

    (1) EBITDA, a non-GAAP financial measure, means operating income before mortgage and other interest expense, income taxes, depreciation and amortization. We believe that EBITDA is useful to investors and Parkway's management as an indication of the Company's ability to service debt and pay cash distributions. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.


                             PARKWAY PROPERTIES, INC.
             NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
                    THREE MONTHS ENDED JUNE 30, 2004 AND 2003
                 (In thousands, except number of properties data)

                                            Net Operating
                                                Income          Occupancy
                          Number  Percentage
                            of       of
                      Properties  Portfolio
                                    (1)      2004    2003     2004     2003

    Same store properties
     (3)                      51   78.15%  $16,920  $18,411   88.7%   91.3%
    2003 acquisitions          3    9.45%    2,045      -     87.7%    N/A
    2004 acquisitions          2   10.23%    2,216      -     93.0%    N/A
    Other property (2)         1    2.17%      469      -    100.0%    N/A
    Assets sold              -      0.00%      -        934   N/A      N/A
    Net Operating Income
     from Office and Parking
     Properties               57  100.00%  $21,650  $19,345

    (1)  Percentage of portfolio based on 2004 net operating income.

    (2) In accordance with FIN 46, Parkway began including Moore Building Associates, LP ("MBALP") in its consolidated financial statements effective January 1, 2004. MBALP owns the Toyota Center, which is an office building located in Memphis, TN.

    (3) Parkway defines Same Store Properties as those properties that were owned for the entire three-month periods ended June 30, 2004 and 2003. Same Store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same Store Properties. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do. SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets. The following table is a reconciliation of net income to SSNOI:


                                          Three Months Ended  Six Months Ended
                                               June 30            June 30
                                            2004     2003      2004     2003

    Net income                             $7,225  $13,209   $13,955  $22,322
    Add (Deduct):
    Interest expense                        5,997    4,812    11,815   10,045
    Depreciation and amortization           8,290    6,598    15,919   13,952
    Operating expense for other real
     estate properties                         10       10        20       20
    Management company expenses                96      175       172      241
    General and administrative expenses       933      962     1,967    2,144
    Gain on note receivable, sale of joint
     venture interests and real estate        -     (4,545)     (774)  (5,641)
    Minority interest - unit holders            1      -           1        1
    Minority interest - real estate
     partnerships                            (101)     -        (123)     -
    Management company income                (431)    (681)     (837)  (1,142)
    Interest income                           -       (204)      -       (406)
    Incentive management fee income           -        (87)      -       (155)
    Equity in earnings of unconsolidated
     joint ventures                          (367)    (623)   (1,110)  (1,054)
    Other income and deferred gains            (3)    (281)      (17)    (487)

    Net operating income from office and
     parking properties                    21,650   19,345    40,988   39,840

    Less:  Net operating income from non
     same store properties                 (4,730)    (934)   (8,847)  (3,778)

    Same Store net operating income       $16,920  $18,411   $32,141  $36,062


     FOR FURTHER INFORMATION:
     Steven G. Rogers
       President & Chief Executive Officer
     Marshall A. Loeb
       Chief Financial Officer
       (601) 948-4091

SOURCE  Parkway Properties, Inc.
    -0-                             08/02/2004
    /CONTACT: Steven G. Rogers, President & Chief Executive Officer, or Marshall A. Loeb, Chief Financial Officer, of Parkway Properties, Inc.,
 +1-601-948-4091/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20030513/PARKLOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com /
    /Company News On-Call: http://www.prnewswire.com/comp/103115.html / /Web site: http://www.pky.com /
    (PKY)

CO:  Parkway Properties, Inc.
ST:  Mississippi
IN:  RLT
SU:  ERN CCA MAV